UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower

13355 Noel Road, 22nd Floor

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	HHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Peter F. Riley

On November 13, 2019, The Howard Hughes Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Peter F. Riley, the Company’s Senior Executive Vice President, Secretary and General Counsel, amending certain provisions of Mr. Riley’s employment agreement with the Company, dated as of November 6, 2017 (the “Employment Agreement”) in connection with the Company’s relocation of its headquarters from Dallas, Texas to the Houston, Texas metropolitan area.

The Letter Agreement provides that the term of the Employment Agreement will be extended from its current expiration date of November 6, 2022 until December 31, 2025 (unless renewed or earlier terminated in accordance with the Employment Agreement). In connection with the relocation of his principal residence to the Houston, Texas metropolitan area (which Mr. Riley has acknowledged will not constitute a “good reason” event under his Employment Agreement), the Letter Agreement provides that Mr. Riley will be treated as a member of the most senior group of Company employees to whom relocation benefits have been offered in connection with the Company’s relocation of its headquarters. In addition, (i) if Mr. Riley remains employed with the Company through November 6, 2022, his annual base salary and annual target bonus will each increase by five percent, to $577,500 and $840,000, respectively (with the annual target bonus for calendar year 2022 prorated among the target in effect for January 1 through November 5 of such year and the new target bonus in effect for the remainder of such year), and (ii) if Mr. Riley voluntarily retires from employment with the Company on or after December 31, 2025, he will continue to be eligible to vest in his outstanding equity awards on their regularly scheduled vesting dates (with vesting of any performance-based awards subject to achievement of the applicable performance goals). Finally, if Mr. Riley is terminated by the Company without “cause” (as defined in the Employment Agreement) prior to December 31, 2025, then Mr. Riley’s severance package in the Employment Agreement will also include (i) a repurchase of Mr. Riley’s principal residence in Houston, Texas by the Company for fair market value, and (ii) reimbursement of Mr. Riley’s reasonable, documented, and out-of-pocket costs for relocating back to the Dallas, Texas metropolitan area.

The foregoing summary of the Letter Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated November 13, 2019, between The Howard Hughes Corporation and Peter F. Riley.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Paul Layne
Paul Layne
Chief Executive Officer

Date: November 14, 2019